Exhibit 24(b)(11)

INDEPENDENT AUDITORS' CONSENT


Oppenheimer High Yield Fund:

We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 2-62076 of our report dated July 24, 1995 on the financial statements of Oppenheimer High Yield Fund appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
October 25, 1995